Exhibit 10.1

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into this 25th day of September, 2019 (the “Effective Date”) by and between NWALP PHOP Property Owner LLC, a Delaware limited liability company (the “Landlord”), and Apellis Pharmaceuticals, Inc., a Delaware corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, the Landlord and the Tenant entered into that certain Lease dated as of April 27, 2017 (the “Original Lease), regarding premises consisting of approximately 6,126 rentable square feet (the “Original Premises”) and situated in that certain building located at 200 Fifth Avenue, Waltham, Massachusetts;

WHEREAS, the Landlord and the Tenant entered into that certain First Amendment to Lease dated July 25, 2018 (the “First Amendment”) pursuant to which the Landlord and the Tenant amended the Original Lease so as to relocate the Tenant from the Original Premises to certain space in the Building located at 100 Fifth Avenue, Waltham, Massachusetts on the third (3rd) floor thereof consisting of approximately 22,600 rentable square feet, as described in Exhibit A-(i) attached to this Amendment (the “New Premises”);

WHEREAS, the Landlord and Tenant entered into that certain Second Amendment to Lease dated June 5, 2019 (“Second Amendment”) pursuant to which the Landlord and Tenant agreed to expand the Premises so as to rent certain space located on the sixth (6th) floor of the Building consisting of 8,821 rentable square feet of space, as described in Exhibit A-(ii) attached to this Amendment (the “Expansion Premises”) (the Original Lease as amended by the First Amendment, Second Amendment this Amendment is referred to herein as the “Lease”);

WHEREAS, the Tenant desires to expand the Premises so as to rent (i) certain space located on the seventh (7th) floor of the Building consisting of 18,140 rentable square feet of space, and (ii) the space located on the fifth (5th) floor of the Building consisting of 11,856rentable square feet of space, as described in Exhibit A-(iii) attached to this Amendment (together, the “Second Expansion Premises”) and, upon the Second Expansion Premises Term Commencement Date (as hereinafter defined):

WHEREAS, the Landlord and the Tenant mutually desire to amend the Lease to provide for Tenant’s leasing of the Second Expansion Premises and to make other modifications to the terms and condition of the Lease, all as further provided for below.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant hereby agree as follows effective as of the Effective Date:

1.	Rent.

(a)	As of the Second Premises Term Commencement Date, the Basic Rent Table set forth in the Definition of “Basic Rent” is deleted in its entirety and replaced with the following:

“The Basic Rent due from Tenant to Landlord pursuant to Section 3.1 for (i) the New Premises and (ii) the Expansion Premises and Second Expansion Premises, is payable as set forth in the following rent tables:

The New Premises Basic Rent Table:

Oct. 1, 2019-Dec. 31, 2019	$44,375.00/month	$532,500.00/year
Jan. 1, 2020-Dec. 31, 2020	$68,741.66/month	$824,900.00/year
Jan. 1, 2021-Dec. 31, 2021	$70,625.00/month	$847,500.00/year
Jan. 1, 2022-Dec. 31, 2022	$72,508.33/month	$870,100.00/year
Jan. 1, 2023-Dec. 31, 2023	$74,391.66/month	$892,700.00/year
Jan. 1, 2024-Dec. 31, 2024	$76,275.00/month	$915,300.00/year
Jan. 1, 2025-June 30, 2025	$78,158.33/month	$937,900.00/year

The Expansion Premises and the Second Expansion Premises Basic Rent Table:

Oct. 1, 2019-Sept. 30, 2020	$122,920.50/month	$1,475,046.00/year
Oct. 1, 2020-Sept. 30, 2021	$126,155.25/month	$1,513,863.00/year
Oct. 1, 2021-Sept. 30, 2022	$129,390.00/month	$1,552,680.00/year
Oct. 1, 2022-Sept. 30, 2023	$132,624.75/month	$1,591,497.00/year
Oct. 1, 2023-Sept. 30, 2024	$135,859.50/month	$1,630,314.00/year
Oct. 1, 2024-June 30, 2025	$139,094.25/month	$1,669,131.00/year

If the Second Expansion Premises Term Commencement Date occurs on a date which is not the first day of October, 2019, Base Rent for the month in which the Second Expansion Premises Term Commencement Date occurs shall be pro-rated for such month based upon the rental rate for October, 2019.”In the event that the Second Expansion Premises Term Commencement Date fails to occur on or before October 1, 2019 for any reason other than a delay caused by Tenant the Basic Rent set forth above shall be abated by the amount of Three Thousand One Hundred Eleven and 34/ 100 Dollars ($3,114.34) day for day on a pro-rated basis for each day that the Second Expansion Premises Term Commencement Date fails to occur on or before October 1, 2019.

2.	Premises. As of the Second Expansion Premises Term Commencement Date, the following definitions set forth in Section 1.1 of the Lease are deleted in their entirety and replaced with the following:

(a)

Premises: Agreed to include (i) The Original Premises from the Term Commencement Date until the New Premises Substantial Completion Date, (ii) the New Premises from the New Premises Substantial Completion Date until the Expiration Date, (iii) the Expansion Premises, from the Expansion Premises Term Commencement Date to the Expiration Date, and (iv) the Second Expansion Premises, from the Second Expansion Premises Term Commencement Date to the Expiration Date.

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(b)

Premises Rentable Area: Agreed to be (i) 6,126 rentable square feet from the Term Commencement Date until the New Premises Substantial Completion Date, (ii) 22,600 rentable square feet from the New Premises Substantial Completion Date until the Expansion Premises Term Commencement Date; (iii) 31,421 rentable square feet from the Expansion Premises Term Commencement Date to the Second Expansion Premises Term Commencement Date; and (iv) 61,417 rentable square feet from the Second Expansion Premises Term to the Expiration Date.

(c)

Tenant’s Proportionate Share: Agreed to be (i) three and sixty five one hundredths percent (3.65%) from the Term Commencement Date until the New Premises Substantial Completion Date, (ii) fourteen and forty one hundredths percent (14.41%) from the New Premises Substantial Completion Date until the Expansion Premises Term Commencement Date; (iii) twenty percent (20%) from the Expansion Premises Term Commencement Date to the Second Expansion Premises Term Commencement Date; and (iv) thirty six and one half percent (36.5%) from the Second Expansion Premises Term Commencement Date until the Expiration Date (which is based on the ratio of the agreed upon (a) Premises Rentable Area to (b) Building Rentable Area).

(d)	Expiration Date: June 30, 2025.

3.	Definitions. In addition, the following definitions shall be added to Section 1.1 of the Lease:

(a)

Second Expansion Premises Term Commencement Date:  The date upon which the following shall have occurred (i) Landlord delivers possession of  the Second Expansion Premises to Tenant in the condition required by this Amendment and (ii) the mutual execution of this Amendment by the Landlord and the Tenant.

(b)	Second Expansion Premises Term: The period of time commencing on the Second Expansion Premises Term Commencement Date and expiring on the Expiration Date.

The definitions of “Expansion Premises Term” and “Expansion Premises Term Expiration Date” shall be deleted in its entirety from Section 1.1 of the Lease.

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4.	Exhibits: As of the Second Expansion Premises Term Commencement Date:

(a)	The Enumeration of Exhibits as set forth in Section 1.2 of the Lease shall be deleted in its entirety and replaced with the following:

“Exhibit A-(i)	Plan of the New Premises
Exhibit A-(ii)	Plan of the Expansion Premises
Exhibit A-(iii)	Plan of the Second Expansion Premises
Exhibit A-1	Site Plan of Office Park
Exhibit A-2	Plans for Initial Work
Exhibit B	Operating Expenses
Exhibit C	Rules and Regulations of the Building
Exhibit D	Form of Notice of Lease
Exhibit E	[Intentionally Omitted]
Exhibit F	Appraiser’s Determination of Fair Market Rent”

(b)

Exhibit A of the Lease (added thereto by paragraph 2 of the First Amendment)  and Exhibit A-2 of the Lease (added thereto by paragraph 2 of the Second Amendment) shall be removed and replaced with “Exhibit A-(i)”, “Exhibit A-(ii)” and “Exhibit A-(iii)” attached hereto.

5.

Yield Up and Surrender of Expansion Premises.  Section 5 of the Second Amendment is of no further force or effect and the obligation of Tenant to yield-up and surrender the Expansion Premises (along with the remainder of the Premises) in accordance with Section 16.2 of the Lease shall occur on the Expiration Date unless the Lease is earlier terminated.

6.

Condition of Second Expansion Premises. Subject to the terms of this Section 6, the Second Expansion Premises are being leased by Tenant in their condition as of the Second Expansion Premises Term Commencement Date, “As Is,” without representation or warranty by Landlord. Notwithstanding the foregoing, Landlord acknowledges that Landlord will execute a termination agreement with the current tenant/occupant of the Seventh Floor Premises simultaneously with this Amendment, and Landlord agrees to deliver the Seventh Floor Premises to Tenant in broom clean condition and free of all personal property of such current occupant or Landlord.

7.

Landlord Contribution.  Landlord shall provide to Tenant a contribution in the amount of $599,920.00 (the “Landlord’s Contribution”) to be used towards Tenant’s improvements to the Second Expansion Premises (including both hard and soft costs of construction, as well as the purchase and installation of Tenant’s cabling, wiring, furniture, fixtures and equipment), subject to the provisions stated in this Section 7 of this Amendment.

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Tenant shall prepare, at its sole cost and expense (against which the Landlord’s Contribution may be applied), plans (the “Second Expansion Plans”) for the interior finish and layout of the initial improvements (the “Second Expansion Initial Work”) which Tenant desires to have performed in the Second Expansion Premises.  The Second Expansion Plan shall be submitted to Landlord, together with a construction budget setting forth the anticipated costs for the Second Expansion Initial Work (the “Second Expansion Estimated Initial Work Budget”), and Landlord shall approve or disapprove of the Second Expansion Plans, in its reasonable discretion, within ten (10) Business Days of receiving them.  No work shall be conducted by or on behalf of Tenant until the Second Expansion Plans have been fully approved in writing by Landlord.  At Tenant’s sole cost and expense (against which the Landlord’s Contribution may be applied), Tenant shall cause the Second Expansion Plans to be revised in a manner sufficient to remedy the Landlord’s objections and/or respond to the Landlord’s concerns and for such revised Second Expansion Plans to be redelivered to Landlord, and Landlord shall approve or disapprove Tenant’s revised Second Expansion Plans within five (5) Business Days following the date of resubmission, unless such revised Second Expansion Plans involve structural alterations to the Building or the HVAC, in which case Landlord shall approve or disapprove such revised Second Expansion Plans within ten (10) Business Days.  Landlord’s failure to timely respond to Tenant’s submitted Second Expansion Plans or revised Second Expansion Plans shall be deemed to be an approval thereof.

The Second Expansion Plans shall be stamped by a Massachusetts registered architect and engineer, such architect and engineer and Tenant’s  general contractor , being subject to Landlord’s prior reasonable approval, and shall comply with Applicable Law and the requirements of the Rules and Regulations and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for such Second Expansion Initial Work.

All of the Second Expansion Initial Work shall be completed in accordance with the requirements set forth in the Rules and Regulations.

Landlord shall reimburse Tenant for the costs incurred by the Tenant with respect to the design and performance of the Second Expansion Initial Work (the “Cost of Second Expansion Initial Work”) up to the amount of Landlord’s Contribution, subject to the provisions hereof.  To the extent that the Cost of Second Expansion Initial Work exceeds the Landlord’s Contribution, Tenant shall be entirely responsible for such excess.  Landlord’s Contribution shall be payable by Landlord to Tenant (or, at Landlord’s election, directly to Tenant’s general contractor or subcontractors) in installments according to Landlord’s construction disbursement procedures set forth below, as the Second Expansion Initial Work progresses.  Prior to payment of any such installment, Tenant shall deliver to Landlord a written request, to be submitted no more frequently than once every thirty (30) days, for such disbursement, which request shall be accompanied by:

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(i) invoices for the Second Expansion Initial Work covered by such requisition; (ii) copies of partial lien waivers or final lien waivers (in the case of a final installment) from all contractors and subcontractors whose work is covered by such requisition; and (iii) a certificate signed by the Architect certifying that the Second Expansion Initial Work represented by the aforementioned invoices has been completed substantially in accordance with the Second Expansion Plans.  Landlord shall make each such payment, as set forth above, within forty-five (45) days of Landlord’s receipt of the documentation described above. If at any time the amount of Landlord’s Contribution remaining is insufficient to pay for the remaining amount of the Second Expansion Initial Work, then Tenant shall pay from its own funds all amounts required to accomplish lien free completion of the Second Expansion Initial Work. In the event that Landlord fails to pay all or any portion of Landlord’s Contribution to Tenant when due, and such failure continues for thirty (30) days after written notice is delivered to Landlord from Tenant, Tenant may offset the amount of the unpaid Landlord’s Contribution against rent due until all of such unpaid Landlord’s Contribution has been recouped by Tenant.

Any portion of Landlord’s Contribution which has not been applied on or before the last day of the twelfth (12th) month following the Second Expansion Premises Commencement Date shall be deemed forfeited by Tenant and Landlord shall have no further obligation with respect thereto.

8.

Signage.  Notwithstanding the terms and provisions of the Lease to the contrary (including, but not limited to Section 6.2 thereof), Tenant shall be entitled, at Tenant’s sole cost and expense, to install its signage on the exterior of the Building, in a location mutually acceptable to Landlord and Tenant, provided that (a) Tenant has obtained, at Tenant’s sole cost and expense, all permits required to install such exterior sign, (b) such sign complies with all applicable law, (c) Landlord has approved such sign (such approval not to be unreasonably, conditioned or delayed) and (d) Tenant maintains any such signage in good order and repair and in compliance with all applicable law.  Upon expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, remove such exterior sign in accordance with the terms and provisions of Section 16.2 of the Lease. In the event that Tenant occupies less than seventy-five percent (75%) of the Premises at any time during the Term, the rights of Tenant to install and maintain signage at the Building set forth in this Section 8 shall of void and of no further force or effect.

9.

Yield-Up and Surrender of Premises.  Tenant shall yield-up and surrender the New Premises, the Expansion Premises and the Second Expansion Premises on or prior to the Expiration Date in strict accordance with Article 16 of the Lease. Failure to yield-up and surrender the Expansion Premises and Second Expansion Premises in accordance with this Section 8 shall constitute a Default of Tenant under the Lease and entitle Landlord to exercise any and all of the remedies to which Landlord is entitled under the Lease, at law or in equity.

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10.

Brokers. Each of Landlord and Tenant hereby represents that such party has not dealt with any brokers with respect to the transactions contemplated by this other than T3 Advisors and CBRE (together, the “Broker”).  Each of Landlord and Tenant hereby agrees to defend, indemnify and hold harmless the other, and its successors and assigns, against and from all claims, losses, liabilities and expenses including, without limitation, reasonable attorney’s fees, arising out of any claim by any broker, consultant, finder or like agent, which are based upon alleged dealings by such party with respect to this Amendment other than the Broker. Provided that this Amendment is executed by the Landlord and the Tenant, the Landlord shall pay to the Broker a commission fee per a separate agreement.

11.	Capitalized Terms. Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Lease.

12.

Ratification of Existing Lease Terms.  Other than as expressly set forth herein, the terms and provisions of the Lease are hereby ratified, confirmed and shall remain unmodified and in full force and effect.

13.	Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

14.	Counterpart Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original document and all of which, together, shall constitute one and the same instrument.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the Landlord and the Tenant have each caused this Amendment to be executed as of the date first above written.

LANDLORD:

NWALP PHOP PROPERTY OWNER LLC, a Delaware limited liability company

By: ALP PHOP Manager, LLC, a Massachusetts limited liability company, its appointed representative

By:	Brian R. Chaisson
Name:	Brian R. Chaisson
Title:	Manager

TENANT:

APELLIS PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Timothy E. Sullivan
Name:	Timothy E. Sullivan
Title:	CFO

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EXHIBIT A-(i)

The New Premises

APELLIS

FIT PLAN OPTION 5		
ROOM TYPE	DESIRED	PROVIDED
6 X 6 WORKSTATION	[illegible]	[illegible]
BOARD ROOM	[illegible]	[illegible]
COFFEE BAR	[illegible]	[illegible]
COLLABORATION	[illegible]	[illegible]
CONFERENCE ROOM	[illegible]	[illegible]
COPY	[illegible]	[illegible]
COPY AREA	[illegible]	[illegible]
IT ROOM	[illegible]	[illegible]
MEDITATION	[illegible]	[illegible]
OFFICE	[illegible]	[illegible]
PANTRY	[illegible]	[illegible]
RECEPTION	[illegible]	[illegible]
STORAGE	[illegible]	[illegible]
WELLNESS/ MEDITATION	[illegible]	[illegible]

SIERRA ARCHITECTS

ANCHOR LINE PARTNERS

Sterra anchorline partners apellis third floor 100 fifth avenue waltham ma fit plan option 5-05/23/18

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EXHIBIT A-(ii)

The Expansion Premises

100 FIFTH AVENUE AT CITYPOINT

SIXTH FLOOR EXSISTING

8,821 SF

100 fifth avenue at city point sixth floor exsisting 8,821 sf

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EXHIBIT A-(iii)

The Second Expansion Premises

Sterra anchorline partners suite 5010 fifth floor 100 fifth avenue walk tham ma existing conditions-01/23/19 11,856 rsf

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Sterra anchorline partners Suite 7010/7020 seventh floor 100 fifth avenue, Waltham, ma existing conditions- September 9, 2019 19,140 rsf

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